Exhibit 99.1

Annaly Mortgage Management, Inc. Announces 3rd Quarter 2004 Earnings

    NEW YORK--(BUSINESS WIRE)--Oct. 25, 2004--Annaly Mortgage Management, Inc. (NYSE: NLY) today reported net income for the quarter ended September 30, 2004 of $66,620,000 or $0.53 basic net income per share available to common shareholders, as compared to $28,479,000 or $0.30 basic net income per share available to common shareholders for the quarter ended September 30, 2003 and $63,835,000 or $0.52 basic net income per share available to common shareholders for the quarter ended June 30, 2004.
    The Company was able to provide an annualized return on average equity of 16.59% for the quarter ended September 30, 2004, as compared to 9.88% for the quarter ended September 30, 2003 and 15.76% for the quarter ended June 30, 2004. Dividends declared for the quarter ended September 30, 2004 were $0.50 per share, as compared to $0.28 per share for the quarter ended September 30, 2003 and $0.48 for the quarter ended June 30, 2004. The annualized dividend yield for the quarter, based on the September 30, 2004 closing price of $17.13, was 11.68%.
    Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, said, "While I am pleased with the performance delivered by our team in this particularly challenging quarter, I want to reiterate that it is our long-term approach to management that rewards our investors. Careful observers of our track record of delivering consistently strong returns understand that what differentiates us from other participants in the market place is the resiliency of our barbell strategy, our non-correlation with mortgage origination cycles and our industry-low cost structure. Furthermore, the recent addition of our growing asset management business has been immediately accretive to shareholders, adds a smoothing, tax-efficient component to our earnings stream and will serve to further set us apart going forward as we continue to operate in this volatile, low interest rate market."
    For the quarter ended September 30, 2004, the yield on average earning assets was 3.36% and the cost of funds on the average repurchase balance was 1.80%, which equates to an interest rate spread of 1.56%. This is an 87 basis point increase over the 0.69% interest rate spread for the quarter ended September 30, 2003 and a 2 basis point increase over the 1.54% interest rate spread for the quarter ended June 30, 2004. For the quarter ended September 30, 2004, the Company's gain on sale of Mortgage-Backed Securities was $1.4 million as compared to $9.7 million for the quarter ended September 30, 2003 and $2.1 million for the quarter ended June 30, 2004.
    General and administrative expenses as a percentage of average assets were 0.14%, 0.12%, and 0.13% for the quarters ended September 30, 2004, September 30, 2003, and June 30, 2004, respectively. In addition, the Company's dividend efficiency ratio, calculated as general and administrative expenses divided by dividends declared, was 9.8%, 15.3% and 9.5% for the quarters ended September 30, 2004, September 30, 2003, and June 30, 2004, respectively.
    The Constant Prepayment Rate was 25% during the third quarter of 2004, as compared to 48% during the third quarter of 2003, and 33% during the second quarter of 2004. The weighted average purchase price of the portfolio was 102.4 at September 30, 2004, 102.6 at September 30, 2003 and 102.4 at June 30, 2004. The net amortization of premiums and accretion of discounts on investment securities for the quarters ended September 30, 2004, September 30, 2003, and June 30, 2004 was $39.7 million, $72.0 million, and $56.1 million, respectively. Leverage at September 30, 2004 was 9.4:1, in comparison to 9.8:1 at September 30, 2003 and 9.9:1 at June 30, 2004.
    "In the third quarter, the Fed continued its 'measured' pace of interest rate hikes," said Wellington Denahan-Norris, Vice Chairman and Chief Investment Officer of Annaly, "however our interest rate spread improved over the prior quarter since our increased cost of financing was more than offset by the decline in amortization expense due to slowing prepayment speeds as well as the upward resetting of coupons on our adjustable-rate and floating-rate assets. Looking ahead to the fourth quarter, we are likely to see prepayments increase somewhat in response to lower mortgage rates, but our portfolio is designed to adjust to each new interest rate scenario. While we see the opportunity to put capital to work in these volatile markets, we continue to be prudent in our use of leverage and in our asset selection."
    At September 30, 2004, September 30, 2003, and June 30, 2004, the Company had a common stock book value per share of $12.84, $11.94, and $12.07, respectively. The Company classifies all investment securities as "available for sale," thus requiring the Company to record the entire portfolio at market value. Fixed rate securities comprised approximately 29% of the Company's portfolio at September 30, 2004. The balance of the portfolio was comprised of 61% adjustable rate mortgages and 10% LIBOR floating rate collateralized mortgage obligations. The Company has continued to avoid the introduction of credit risk into its portfolio. As of September 30, 2004, all of the assets in the Company's portfolio were FNMA, GNMA, FHLMC mortgage-backed securities, and agency debentures, which carry an actual or implied "AAA" rating.
    FIDAC operates as Annaly's wholly-owned taxable REIT subsidiary. FIDAC is a registered investment advisor which generally receives annual net investment advisory fees of approximately 10 to 15 basis points of the gross assets it manages, assists in managing or supervises. At September 30, 2004, FIDAC had under management approximately $1.7 billion in net assets and $13.9 billion in gross assets, compared to $1.7 billion in net assets and $12.8 billion in gross assets at June 30, 2004 and $1.5 billion in net assets and $13.6 billion in gross assets at December 31, 2003.

    The Company is a Maryland corporation which owns and manages a portfolio of mortgage-backed securities. The Company's principal business objective is to generate net income for distribution to stockholders from the spread between the interest income on its mortgage-backed securities and the cost of borrowing to finance their acquisition. The Company has elected to be taxed as a real estate investment trust ("REIT") and currently has 121,235,702 shares of common stock outstanding.

    The Company will hold the third quarter 2004 earnings conference call on Tuesday, October 26, 2004 at 10:00 a.m. EST. The number to call is 1-800-510-0146 and the pass code is 91350454. The re-play number is 1-888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 89162800. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on E-Mail alerts, enter your e-mail address where indicated and click the Subscribe button.

    This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, FIDAC's clients removal of assets FIDAC manages, FIDAC's regulatory requirements, and competition in the investment management business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


                   ANNALY MORTGAGE MANAGEMENT, INC.
                   STATEMENTS OF FINANCIAL CONDITION
                        (dollars in thousands)

                         SEPT. 30, 2004  JUNE 30, 2004  MARCH 31, 2004
                         (Consolidated   (Consolidated
                         and Unaudited)  and Unaudited)  (Unaudited)
                         ---------------------------------------------

ASSETS

Cash and cash equivalents    $6,772        $4,499           $738
Mortgage-Backed
 Securities, at fair
 value                   17,571,593    16,142,801     17,046,117
Agency Debentures, at
 fair value                 639,437       978,994      1,033,481
Receivable for preferred
 stock proceeds                   -             -        102,903
Receivable for Mortgage-
 Backed Securities sold           -             -         81,200
Accrued interest
 receivable                  74,291        74,874         71,446
Receivable for advisory
 and service fees             1,637         1,644              -
Intangible for customer
 relationships               15,613        15,613              -
Goodwill                     23,122        22,905              -
Other assets                  1,371         1,427          2,808
                        ----------------------------------------------

Total assets            $18,333,836   $17,242,757    $18,338,693
                        ==============================================

LIABILITIES AND
 STOCKHOLDERS' EQUITY

Liabilities:
 Repurchase agreements  $15,579,196   $15,342,123    $14,689,300
 Payable for Mortgage-
  Backed Securities
  purchased                 999,380       263,207      1,873,813
 Accrued interest
  payable                    24,483        19,959         21,299
 Dividends payable           60,618        57,674         58,942
 Other liabilities            4,061         3,294          4,664
 Accounts payable             6,508         3,989          2,087
                        ----------------------------------------------

Total liabilities        16,674,246    15,690,246     16,650,105
                        ----------------------------------------------

Stockholders' Equity:
 7.875% Series A Cumulative
  Redeemable Preferred
  Stock: 9,000,000
  authorized, 4,250,000
  shares issued and
  outstanding               102,708       102,708        102,870
 Common stock: par value
  $.01 per share;
  500,000,000 authorized,
  121,235,702, 120,148,709,
  117,866,932, 96,074,096,
  and 95,964,915 shares
  issued and outstanding,
  respectively                1,212         1,201          1,179
 Additional paid-in
  capital                 1,638,309     1,620,666      1,578,778
 Accumulated other
  comprehensive income
  (loss)                    (91,987)     (177,489)         4,500
 Retained earnings            9,348         5,425          1,261
                        ----------------------------------------------

Total stockholders'
 equity                   1,659,590     1,552,511      1,688,588
                        ----------------------------------------------

Total liabilities and
 stockholders' equity   $18,333,836   $17,242,757    $18,338,693
                        ==============================================



                                                        SEPT. 30, 2003

                                        DEC. 31, 2003    (Unaudited)
                                        ------------------------------

ASSETS

Cash and cash equivalents                        $247      $3,381
Mortgage-Backed Securities, at fair value  11,956,512  11,628,271
Agency Debentures, at fair value              978,167     976,814
Receivable for preferred stock proceeds             -           -
Receivable for Mortgage-Backed Securities
 sold                                               -     177,304
Accrued interest receivable                    53,743      53,955
Receivable for advisory and service fees            -           -
Intangible for customer relationships               -           -
Goodwill                                            -           -
Other assets                                    1,617       1,233
                                          ----------------------------

Total assets                              $12,990,286 $12,840,958
                                          ============================

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Repurchase agreements                   $11,012,903 $11,201,897
  Payable for Mortgage-Backed Securities
   purchased                                  761,115     445,148
  Accrued interest payable                     14,989      13,868
  Dividends payable                            45,155      26,876
  Other liabilities                             4,017       4,294
  Accounts payable                              2,887       3,147
                                          ----------------------------

Total liabilities                          11,841,066  11,695,230
                                          ----------------------------

Stockholders' Equity:
  7.875% Series A Cumulative Redeemable
   Preferred Stock: 9,000,000 authorized,
   4,250,000 shares issued and outstanding         -           -
  Common stock: par value $.01 per share;
   500,000,000 authorized, 121,235,702,
   120,148,709, 117,866,932, 96,074,096, and
   95,964,915 shares issued and outstanding,
   respectively                                   961         960
  Additional paid-in capital                1,194,159   1,192,819
  Accumulated other comprehensive income
   (loss)                                     (47,261)    (51,870)
  Retained earnings                             1,361       3,819
                                          ----------------------------

Total stockholders' equity                  1,149,220   1,145,728
                                          ----------------------------

Total liabilities and stockholders'
 equity                                   $12,990,286 $12,840,958
                                          ============================



                   ANNALY MORTGAGE MANAGEMENT, INC.
           STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                              (UNAUDITED)
                        (dollars in thousands)


                                       For the Quarters Ended


                                September 30,    June 30,    March 31,
                                    2004          2004        2004
                               (Consolidated) (Consolidated)
                              ----------------------------------------

Interest income                    $138,970      $122,234    $114,341

Interest expense                     70,173        55,648      50,303
                              ----------------------------------------

Net interest income                  68,797        66,586      64,038
                              ----------------------------------------

Other income
  Investment advisory and
   service fees                       4,811         1,558           -
  Gain on sale of Mortgage-
   Backed Securities                  1,350         2,126         595
                              ----------------------------------------

     Total other income               6,161         3,684         595
                              ----------------------------------------

Expenses
  Distribution fees                   1,024           298
  General and administrative
   expenses                           6,159         5,643       5,365
                              ----------------------------------------

     Total expenses                   7,183         5,841       5,365
                              ----------------------------------------

Net income before income taxes       67,775        64,329      59,268

Income taxes                          1,155           494         425
                              ----------------------------------------

Net income                           66,620        63,835      58,843

Dividend on preferred stock           2,082         1,998           -
                              ----------------------------------------

Income available to common
 shareholders                       $64,538       $61,837     $58,843
                              ========================================

Net income per share available
 to common shareholders:
  Basic                               $0.53         $0.52       $0.52
                              ========================================

  Diluted                             $0.53         $0.52       $0.52
                              ========================================

Weighted average number of
 shares outstanding:
  Basic                         120,802,814   118,276,509 112,506,206
                              ========================================

  Diluted                       120,994,191   118,489,470 112,804,001
                              ========================================

Net income                          $66,620       $63,835     $58,843
                              ----------------------------------------
Comprehensive income (loss):
  Unrealized gain (loss) on
   available-for-sale
   securities                        86,852      (179,863)     52,356
  Less:  reclassification
   adjustment for net gains
   included in net income            (1,350)       (2,126)       (595)
                              ----------------------------------------
   Other comprehensive income
    (loss):                          85,502      (181,989)     51,761
                              ----------------------------------------
Comprehensive income (loss)        $152,122     ($118,154)   $110,604
                              ========================================


                                            December 31, September 30,
                                               2003         2003
                                            --------------------------

Interest income                                $89,186    $66,855

Interest expense                                42,264     43,922
                                            --------------------------

Net interest income                             46,922     22,933
                                            --------------------------

Other income
  Investment advisory and service fees               -          -
  Gain on sale of Mortgage-Backed Securities         -      9,656
                                            --------------------------

     Total other income                              -      9,656
                                            --------------------------

Expenses
  Distribution fees
  General and administrative expenses            4,225      4,110
                                            --------------------------

     Total expenses                              4,225      4,110
                                            --------------------------

Net income before income taxes                  42,697     28,479

Income taxes                                         -          -
                                            --------------------------

Net income                                      42,697     28,479

Dividend on preferred stock                          -          -
                                            --------------------------

Income available to common shareholders        $42,697    $28,479
                                            ==========================

Net income per share available to common
 shareholders:
  Basic                                          $0.44      $0.30
                                            ==========================

  Diluted                                        $0.44      $0.30
                                            ==========================

Weighted average number of shares
 outstanding:
  Basic                                     96,027,468 94,685,685
                                            ==========================

  Diluted                                   96,232,899 95,500,486
                                            ==========================

Net income                                     $42,697    $28,479
                                            --------------------------
Comprehensive income (loss):
  Unrealized gain (loss) on
   available-for-sale securities                 4,609    (43,405)
  Less:  reclassification adjustment for net
   gains included in net income                      -     (9,656)
                                            --------------------------
   Other comprehensive income (loss):            4,609    (53,061)
                                            --------------------------
Comprehensive income (loss)                    $47,306   ($24,582)
                                            ==========================



                   ANNALY MORTGAGE MANAGEMENT, INC.
           STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                              (UNAUDITED)
                        (dollars in thousands)



                                          For the nine-months ended

                                          September 30,  September 30,
                                              2004           2003
                                          (Consolidated)
                                           ---------------------------

Interest income                                $375,545   $248,247

Interest expense                                176,124    139,740
                                           ---------------------------

Net interest income                             199,421    108,507
                                           ---------------------------

Other income
  Investment advisory and service fees            6,369          -
  Gain on sale of Mortgage-Backed
   Securities                                     4,071     40,907
                                           ---------------------------

     Total other income                          10,440     40,907
                                           ---------------------------

Expenses
  Distribution fees                               1,322          -
  General and administrative expenses            17,167     12,008
                                           ---------------------------

     Total expenses                              18,489     12,008
                                           ---------------------------

Income before income taxes                      191,372    137,406

Income taxes                                      2,074          -
                                           ---------------------------

Net income                                      189,298    137,406

Dividend on preferred stock                       4,080          -
                                           ---------------------------

Net income available to common shareholders    $185,218    137,406
                                           ===========================

Net income per share available to common
 shareholders:
  Basic                                           $1.58      $1.51
                                           ===========================

  Diluted                                         $1.58      $1.50
                                           ===========================

Weighted average number of shares
 outstanding:
  Basic                                     117,208,336 90,929,196
                                           ===========================

  Diluted                                   117,439,248 91,750,472
                                           ===========================

Net income                                      189,298    137,406
                                           ---------------------------
Comprehensive income:
  Unrealized loss on available-for-sale
   securities                                   (40,655)   (86,474)
  Less:  reclassification adjustment for net
   gains included in net income                  (4,071)   (40,907)
                                           ---------------------------
   Other comprehensive loss                     (44,726)  (127,381)
                                           ---------------------------
Comprehensive income                           $144,572    $10,025
                                           ===========================


    CONTACT: Annaly Mortgage Management, Inc.
             Investor Relations, 1- (888) 8Annaly
             www.annaly.com